INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2024 RESULTS

— — —

GAAP DILUTED EPS OF $1.61, ADJUSTED1 EPS OF $1.64
GAAP NET REVENUES OF $1,203 MILLION, ADJUSTED NET REVENUES OF $1,216 MILLION
RAISES QUARTERLY DIVIDEND FROM $0.10 TO $0.25

GREENWICH, CT, April 16, 2024 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended March 31, 2024.

Reported diluted earnings per share were $1.61 for the current quarter and $1.64 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.42 and $1.35 as adjusted.

Reported net revenues were $1,203 million for the current quarter and $1,216 million as adjusted. For the year-ago quarter, reported net revenues were $1,056 million and $1,015 million as adjusted.

Reported income before income taxes was $866 million for the current quarter and $879 million as adjusted. For the year-ago quarter, reported income before income taxes was $761 million and $720 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•
Commission revenue increased 6% to $379 million. Customer trading volume was mixed across product types with options contract volume up 24%, while futures contract and stock share volumes were down 3% and 16%, respectively.

•	Net interest income increased 17% to $747 million on higher benchmark interest rates, customer margin loans and customer credit balances.

~~•~~	Other fees and services increased $16 million, or 37%, to $59 million, driven primarily by increases of $13 million in risk exposure fees and $2 million in FDIC sweeps fees.

•	Execution, clearing and distribution fees expenses increased 6% to $101 million, driven by higher customer trading volume in options.

•	Pretax profit margin for the current quarter was 72% both as reported and as adjusted. For the year-ago quarter, reported pretax margin was 72% and 71% as adjusted.

•	Total equity of $14.7 billion.

The Interactive Brokers Group, Inc. Board of Directors declared an increase in the quarterly cash dividend from $0.10 per share to $0.25 per share. This dividend is payable on June 14, 2024, to shareholders of record as of May 31, 2024.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 25% to 2.75 million.
•	Customer equity increased 36% to $465.9 billion.
•	Total DARTs[2] increased 14% to 2.35 million.
•	Customer credits increased 9% to $104.9 billion.
•	Customer margin loans increased 30% to $51.2 billion.

Other Items

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $104 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.73%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $2 million) and (2) Other Comprehensive Income (loss of $102 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, April 16, 2024, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BI26c88a82ea0c42b9a6ac91b51a30659c to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. For the sixth consecutive year, Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its June 9, 2023, Best Online Brokers Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2024	2023
	(in millions, except share and per share data)
Revenues:
Commissions	$379	$357
Other fees and services	59	43
Other income	18	19
Total non-interest income	456	419

Interest income	1,760	1,347
Interest expense	(1,013)	(710)
Total net interest income	747	637
Total net revenues	1,203	1,056

Non-interest expenses:
Execution, clearing and distribution fees	101	95
Employee compensation and benefits	145	128
Occupancy, depreciation and amortization	26	24
Communications	10	9
General and administrative	50	36
Customer bad debt	5	3
Total non-interest expenses	337	295
Income before income taxes	866	761
Income tax expense	71	61
Net income	795	700
Net income attributable to noncontrolling interests	620	552
Net income available for common stockholders	$175	$148

Earnings per share:
Basic	$1.63	$1.44
Diluted	$1.61	$1.42

Weighted average common shares outstanding:
Basic	107,070,830	102,958,660
Diluted	108,149,440	104,042,571

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2024	2023
	(in millions, except share and per share data)
Comprehensive income:
Net income available for common stockholders	$175	$148
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(26)	5
Income taxes related to items of other comprehensive income	-	-
Other comprehensive income (loss), net of tax	(26)	5
Comprehensive income available for common stockholders	$149	$153

Comprehensive earnings per share:
Basic	$1.39	$1.48
Diluted	$1.37	$1.47

Weighted average common shares outstanding:
Basic	107,070,830	102,958,660
Diluted	108,149,440	104,042,571

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$620	$552
Other comprehensive income - cumulative translation adjustment	(76)	14
Comprehensive income attributable to noncontrolling interests	$544	$566

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			March 31, 2024	December 31, 2023
			(in millions)
Assets
Cash and cash equivalents			$4,063	$3,753
Cash - segregated for regulatory purposes			29,961	28,840
Securities - segregated for regulatory purposes			29,292	35,386
Securities borrowed			6,362	5,835
Securities purchased under agreements to resell			6,674	5,504
Financial instruments owned, at fair value			1,112	1,488
Receivables from customers, net of allowance for credit losses			51,395	44,472
Receivables from brokers, dealers and clearing organizations			1,684	1,643
Other assets			1,695	1,502
Total assets			$132,238	$128,423

Liabilities and equity

Liabilities
Short-term borrowings			$14	$17
Securities loaned			14,216	11,347
Financial instruments sold but not yet purchased, at fair value			236	193
Other payables:
Customers			101,197	101,012
Brokers, dealers and clearing organizations			561	590
Other payables			1,355	1,197
			103,113	102,799
Total liabilities			117,579	114,356

Equity
Stockholders' equity			3,732	3,584
Noncontrolling interests			10,927	10,483
Total equity			14,659	14,067
Total liabilities and equity			$132,238	$128,423

	March 31, 2024		December 31, 2023
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	107,099,483	25.4%	107,049,483	25.4%
Noncontrolling interests (IBG Holdings LLC)	313,976,354	74.6%	313,976,354	74.6%

Total IBG LLC membership interests	421,075,837	100.0%	421,025,837	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2021	646,440		27,334		673,774
2022	532,064	(18%)	26,966	(1%)	559,030	(17%)
2023	483,015	(9%)	29,712	10%	512,727	(8%)

1Q2023	127,329		6,757		134,086
1Q2024	143,320	13%	9,190	36%	152,510	14%

4Q2023	120,886		7,932		128,818
1Q2024	143,320	19%	9,190	16%	152,510	18%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	887,849		154,866		771,273,709
2022	908,415	2%	207,138	34%	330,035,586	(57%)
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)

1Q2023	247,508		55,197		75,522,066
1Q2024	307,593	24%	54,046	(2%)	64,027,092	(15%)

4Q2023	279,945		53,883		59,046,908
1Q2024	307,593	10%	54,046	0%	64,027,092	8%

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	852,169		152,787		766,211,726
2022	873,914	3%	203,933	33%	325,368,714	(58%)
2023	981,172	12%	206,073	1%	248,588,960	(24%)

1Q2023	239,038		54,577		74,562,384
1Q2024	296,146	24%	53,018	(3%)	62,898,480	(16%)

4Q2023	269,082		52,996		58,112,082
1Q2024	296,146	10%	53,018	0%	62,898,480	8%

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	35,680		2,079		5,061,983
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)

1Q2023	8,470		620		959,682
1Q2024	11,447	35%	1,028	66%	1,128,612	18%

4Q2023	10,863		887		934,826
1Q2024	11,447	5%	1,028	16%	1,128,612	21%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

Year over Year	1Q2024	1Q2023	% Change
Total Accounts (in thousands)	2,746	2,195	25%
Customer Equity (in billions)[1]	$465.9	$343.1	36%

Total Customer DARTs (in thousands)	2,350	2,054	14%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.93	$3.16	(7%)
Cleared Avg. DARTs per Account (Annualized)	197	214	(8%)

Consecutive Quarters	1Q2024	4Q2023	% Change
Total Accounts (in thousands)	2,746	2,562	7%
Customer Equity (in billions)[1]	$465.9	$426.0	9%

Total Customer DARTs (in thousands)	2,350	1,934	22%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.93	$3.19	(8%)
Cleared Avg. DARTs per Account (Annualized)	197	172	15%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months
	Ended March 31,
	2024	2023
	(in millions)
Average interest-earning assets
Segregated cash and securities	$61,132	$59,679
Customer margin loans	46,653	39,303
Securities borrowed	5,368	4,868
Other interest-earning assets	9,952	9,777
FDIC sweeps[1]	3,861	2,428
	$126,966	$116,055

Average interest-bearing liabilities
Customer credit balances	$99,510	$95,802
Securities loaned	11,734	8,571
Other interest-bearing liabilities	-	1
	$111,244	$104,374

Net interest income
Segregated cash and securities, net	$764	$603
Customer margin loans[2]	678	477
Securities borrowed and loaned, net	26	88
Customer credit balances, net[2]	(881)	(653)
Other net interest income1/3	175	125
Net interest income[3]	$762	$640

Net interest margin ("NIM")	2.41%	2.24%

Annualized yields
Segregated cash and securities	5.03%	4.10%
Customer margin loans	5.85%	4.92%
Customer credit balances	3.56%	2.76%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three months ended March 31, 2024 and 2023, $6 million and $3 million were reported in other fees and services, respectively. For the three months ended March 31, 2024 and 2023, $9 million and $0 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months
	Ended March 31,
	2024	2023
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$1,203	$1,056

Non-GAAP adjustments
Currency diversification strategy, net	2	(1)
Mark-to-market on investments[2]	11	(40)
Total non-GAAP adjustments	13	(41)
Adjusted net revenues	$1,216	$1,015

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$866	$761

Non-GAAP adjustments
Currency diversification strategy, net	2	(1)
Mark-to-market on investments[2]	11	(40)
Total non-GAAP adjustments	13	(41)
Adjusted income before income taxes	$879	$720

Adjusted pre-tax profit margin	72%	71%

	Three Months
	Ended March 31,
	2024	2023
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$175	$148

Non-GAAP adjustments
Currency diversification strategy, net	0	0
Mark-to-market on investments[2]	3	(10)
Income tax effect of above adjustments[3]	(1)	2
Total non-GAAP adjustments	2	(8)
Adjusted net income available for common stockholders	$177	$140

Note: Amounts may not add due to rounding.

	Three Months
	Ended March 31,
	2024	2023
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.61	$1.42

Non-GAAP adjustments
Currency diversification strategy, net	0.00	(0.00)
Mark-to-market on investments[2]	0.03	(0.09)
Income tax effect of above adjustments[3]	(0.01)	0.02
Total non-GAAP adjustments	0.02	(0.07)
Adjusted diluted EPS	$1.64	$1.35

Diluted weighted average common shares outstanding	108,149,440	104,042,571

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting which are measured at fair value, on our U.S. government and municipal securities portfolio, which are typically held to maturity, and on certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.